EXHIBIT 99.1

Media Contacts:
Al Galgano
Marian Briggs
Padilla Speer Beardsley
(612) 455-1700

Elmer Baldwin, President and CEO of Analysts International
Corporation, Appointed To Board of Directors

MINNEAPOLIS — December 17, 2007— Analysts International (NASDAQ: ANLY) announced today that its Board of Directors has appointed Elmer Baldwin, the company’s current President and CEO, as a director.  The board now totals 8 directors. The board had previously confirmed Baldwin’s appointment as President and CEO, effective November 1, 2007. Baldwin, 47, had succeeded Mike LaVelle, 68, the interim President and CEO, who continues to serve as a company director.

“On behalf of the entire Analysts International Board of Directors, we are delighted with the focus and strategic direction that Elmer has brought to our company,” stated Dr. Krzysztof Burhardt, Chairman of the Board.  “Elmer has brought a deep understanding of our company to his current role and extensive experience in the IT services sector, with a particular focus on emerging technologies.  This appointment clearly indicates our vote of confidence in his ability to lead Analysts International to achieve our expectations for profitability.”

The Board of Directors confirmed Baldwin as a director at its last board meeting.  The appointment is effective December 11, 2007. Before joining Analysts International, Baldwin had served as CEO of BORN Information Services, Inc., a national IT consulting company.  Prior to that he held senior executive management positions within the IT staffing and solutions industry.

“I am pleased with the Board’s decision and I look forward to the additional challenges this position brings,” stated Baldwin.  “I believe that Analysts International is uniquely positioned at this important juncture in our evolution to build upon our talented team of employees, improve our operating discipline and augment our business development efforts. I look forward to restoring our company’s bottom line and increasing shareholder value.”

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company.  With sales and customer support offices in the United States and Canada, Analysts International provides information technology resources and solutions, including: Professional Services, which focuses on providing highly skilled placements; IT Resources Staffing, which is focused on providing reasonably priced resources to volume buyers effectively and on demand; and Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market. Analysts International’s Symmetry Workforce Solutions™ offering is a flexible set of services that support a customer’s supply chain management, ranging from resource allocation through billing and payment of suppliers. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach.  For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in this Press Release by the Company or its President and CEO, Elmer Baldwin, regarding: (i) achieving expectations for profitability and earnings; (ii) the Company’s unique position to improve operating discipline and augment business development efforts; and (iii) restoring the Company’s bottom line and increasing shareholder value are forward looking statements.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which the Company or Mr. Baldwin expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) growth opportunities may not be made available to the Company, or the Company may not have or choose not to use resources necessary to capitalize on any growth opportunities; (ii) expected improvements in operating discipline and business development do not occur; and (iii) other economic, business, competitive and/or regulatory factors affecting the Company's business generally, including those set forth in Analysts' filings with the SEC, including its Annual Report on Form 10-K for the 2004 fiscal year, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K.  All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release.  The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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